                                                                     EXHIBIT 3.6

                    AMENDED AND RESTATED OPERATING AGREEMENT
                                       OF
                      DIGITALNET GOVERNMENT SOLUTIONS, LLC

                           Effective November 26, 2002

     This Amended and Restated Operating Agreement (this "AGREEMENT") is made effective as of November 26, 2002 by DigitalNet, Inc., a Delaware corporation ("PARENT" and, together with any party hereafter admitted as a member of the Company in accordance with the terms hereof, the "MEMBERS").

     The parties hereto, intending to be legally bound, hereby agree as follows:

     1. FORMATION OF THE COMPANY. Getronics Government Solutions, L.L.C. (the "COMPANY") was formed on October 1, 2000, upon the filing of a certificate of formation (the "CERTIFICATE") with the Secretary of State of the State of Delaware in accordance with the provisions of the Delaware Limited Liability Company Act, as amended (the "ACT").

     2. TERM. The Company will have perpetual existence unless terminated in accordance with this Agreement.

     3. NAME. The name of the Company will be "DigitalNet Government Solutions, LLC" or such other name as may be determined from time to time by the Board of Managers (the "BOARD").

     4. PURPOSE; POWERS. The Company is organized for the object and purpose of engaging in all such lawful transactions and business activities as may be determined from time to time by the Board. The Company will have any and all powers necessary or desirable to carry out the purposes and business of the Company, to the extent the same may be lawfully exercised by limited liability companies under the Act.

     5. REGISTERED OFFICE AND AGENT. The address of the registered office of the Company in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by law. The registered agent for service of process on the Company in the State of Delaware at such registered office shall be the registered agent named in the Certificate or such person or entity as the Board may designate from time to time in the manner provided by law.

     6. MEMBERS. Parent is the sole member of the Company. No Member (in its capacity as such) shall have the right, power or authority to act for or on behalf of the Company except as set forth in Section 7.

     7. MANAGEMENT. The Board shall, except as otherwise expressly provided by applicable law or this Agreement, be responsible and have sole right, power and authority for all aspects of the management and direction of the Company and shall have all of the powers and authorities permitted to be exercised by managers under the Act in furtherance thereof. Only in the event that and for so long as no Managers are appointed in accordance with Section 8, the

Members holding a majority of the Company's limited liability company interests (the "MAJORITY IN INTEREST"), shall have the right, power and authority for the management and direction of the Company and any action or determination specified in this Agreement to be taken or made by the Board shall instead be taken or made by the Members holding a Majority in Interest.

     8.     SELECTION OF MANAGERS.

     (i) The Board may consist of one or more "MANAGERS" appointed from time to time by the Members holding a Majority in Interest and in accordance with that certain Amended and Restated Stockholders Agreement, dated as of November 26, 2002, by and among Parent, DigitalNet Holdings, Inc., a Delaware corporation and certain of its stockholders (the "STOCKHOLDERS AGREEMENT"). The number of Managers may be established from time to time by Members holding a Majority in Interest and in accordance with the Stockholders Agreement. Each Manager appointed shall serve until his successor is appointed or until his earlier resignation or death or removal in accordance with this Agreement and the Stockholders Agreement. No Manager need be a resident of the State of Delaware or a Member.

     (ii) A Manager may be removed, with or without cause, by the Members holding a Majority in Interest in accordance with the Stockholders Agreement. A Manager may resign at any time upon written notice to the Company.

     (iii) After the removal, resignation or death of any Manager, the Members holding a Majority in Interest, in accordance with the Stockholders Agreement, may appoint one person to fill any vacancy created thereby.

     (iv) Unless another percentage is set forth herein or is required by applicable law, any determination or action required to be taken by the Board shall be taken by a majority of the Managers then in office. Regular meetings of the Board may be held on such date and at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called from time to time by the Chairman of the Board, if any, or the Chief Executive Officer, and shall be called by the Chairman of the Board, if any, or the Chief Executive Officer upon request by any two Managers. Notice of each special meeting of the Board stating the date, place and time of such meeting shall be given to each Manager by mail not less than forty-eight hours, or personally or by telephone not less than twenty-four hours, before the date and time of the meeting. Any action required or permitted to be taken by the Board may be taken at a meeting of the Board or by a written consent executed by the Managers having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting. Managers may participate in a meeting of the Board by means of telephone conference or similar communications equipment by which all persons participating in the meeting can communicate with each other, and such participation in a meeting shall constitute presence in person at the meeting.

     9.     DESIGNATION OF OFFICERS.

     (i) The Board shall elect officers of the Company, including a Chairman of the Board, a Chief Executive Officer, a Secretary, a Chief Financial Officer, and such other officers and assistant officers (including, without limitation, one or more Vice Presidents) as the

Board may determine ("OFFICERS"). No Officer need be a resident of the State of Delaware or a Member. The Board may use descriptive words or phrases to designate the standing, seniority or area of special competence of the Officers appointed. Any number of offices may be held by the same person. All Officers as between themselves and the Company shall have such authority and perform such duties in the management of the Company as may be provided in Section 10 or as the Board may from time to time determine, and may act on behalf of the Company in the manner and regarding such matters as is provided for in Section 10 or as may be authorized by the Board. From time to time the Board may establish, increase, reduce or otherwise modify responsibilities of the Officers of the Company or may create or eliminate offices as the Board may consider appropriate.

     (ii) The salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Board. Each Officer elected by the Board shall serve until his or her successor is duly appointed or, if earlier, until his or her death, resignation or removal in the manner provided herein. A vacancy in any office because of death, resignation, removal, or any other cause shall be filled by the Board.

     (iii) Any Officer may resign at any time by so notifying the Board and the Secretary in writing. Such resignation shall take effect upon receipt of such notice or at such later time as is therein specified, and unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. Any Officer elected by the Board may be removed with or without cause by the Board whenever in its judgment the best interest of the Company would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the Officer so removed. The election of a person as an Officer shall not of itself create a right to continued employment with the Company.

     10.    OFFICERS OF THE COMPANY.

     (i) The Chairman of the Board shall preside at all meetings of the Board. During the absence or disability of the Chief Executive Officer, the Chairman of the Board shall exercise all the powers and discharge all the duties of the Chief Executive Officer.

     (ii) The Chief Executive Officer shall, subject to the powers of the Board, have the general powers and duties of management and supervision usually vested in and imposed upon a chief executive officer (including general charge of the business, affairs and property of the Company, and control over its Officers, agents and employees); and shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer shall have such other powers and perform such other duties as may be assigned by the Board. During the absence or disability of the Chairman of the Board or if there be no Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board.

     (iii) The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board, shall, in the absence or disability of the Chairman of the Board and the Chief Executive Officer, act with all of the powers and be subject to all the restrictions of the Chief Executive Officer. The Vice Presidents shall also perform such other duties and have such other powers as the Board may from tune to time assign.

     (iv) The Secretary shall keep the minutes of the meetings of the Board. The Secretary shall give, or cause to be given, all notices required to be given by the Company or the Board, and shall have such powers and perform such duties as the Board may from time to time assign.

     (v) The Chief Financial Officer shall have the custody of the funds and securities of the Company; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company; shall deposit all monies and other valuable effects in the name and to the credit of the Company as may be ordered by the Board; shall cause the funds of the Company to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; shall render to the Chief Executive Officer and the Board, when the Chief Executive Officer or the Board so requires, an account of the Company, and shall have such powers and perform such duties as the Board may from time to time assign.

     11. INDEMNIFICATION. Except as otherwise required by law or the provisions of this Agreement, the Company shall indemnify (solely from assets of the Company) its present and former Members, Officers and Managers and their Affiliates, and their respective equityholders, officers, directors, principals, employees and agents, as applicable, (each, an "INDEMNIFIED PERSON") against any losses, liabilities, damages or expenses (including amounts paid for attorneys' fees, judgments and settlements in connection with any threatened, pending or completed action, suit or proceeding) to which any of such Persons may directly or indirectly become subject for action taken or omitted to be taken on behalf of the Company or in connection with any involvement with the Company or its subsidiaries or in connection with any involvement with any other Person at any of their request (including serving as a manager, officer, director, consultant or employee of the Company or its subsidiaries or any such other Persons), but only to the extent that such Person (or such Person's Affiliate) (a) acted with the good faith belief that such action was not detrimental to the Company, (b) did not knowingly or willfully breach the terms of this Agreement and (c) did not commit a knowing violation of law. Expenses, including attorney fees and expenses, incurred by any such Indemnified Person in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company. The right to indemnification and the advancement of expenses conferred in this Section 11 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, by-law or otherwise. For purposes of this Section 11, the term "AFFILIATE" of any particular Person means (i) any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise, and (ii) if such Person is a partnership, any partner thereof. For purposes of this Section 11, the term "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

     12. CONTRIBUTIONS. In accordance with the provisions of the Act, Parent made the contribution set forth on Schedule I in exchange for the 100% of the Company's limited liability company interests. Parent may, but shall not be required to, make additional contributions to the capital of the Company. In furtherance of the foregoing, Parent shall not have any responsibility to contribute to or in respect of liabilities or obligations of the Company, whether arising in tort, contract or otherwise, or return distributions made by the Company except as required by the Act. Persons or entities hereafter admitted as Members of the Company shall make such contributions of cash (or promissory obligations), property or services to the Company as shall be determined by the Members holding a Majority in Interest at the time of each such admission. Schedule I shall be maintained and amended as necessary to reflect any capital contribution made by the Members. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing direct or indirect liability on the Members for liabilities of the Company.

     13. ALLOCATIONS OF PROFITS AND LOSSES. The Company's profits and losses will be allocated among the Members PRO RATA in accordance with their respective interests in the Company.

     14. DISTRIBUTIONS. Distributions of cash or other assets of the Company shall be made at such times and in such amounts as Board may determine, but subject to any limitations imposed by any credit facility by which the Company is bound.

     15. ASSIGNMENTS. The Members may not sell, assign, pledge or otherwise transfer or encumber (collectively, a "TRANSFER") all or any part of its interest in the Company without the consent by Members holdings a Majority in Interest. Any Transfer pursuant to this SECTION 15 shall be recognized by and recorded in the books and records of the Company.

     16. DISSOLUTION. The Company will be dissolved and its affairs will be wound up and terminated only upon (i) the affirmative vote of the Members holding a Majority in Interest and the Board or (ii) an administrative dissolution or the entry of a decree of judicial dissolution under Section 18-802 of the Act. Upon dissolution, the Company will be liquidated in an orderly manner by the Board.

     17. AMENDMENTS TO AGREEMENT. The terms and provisions of this Agreement may be modified or amended, or amended and restated, and new Members may be admitted to the Company, at any time and from time to time with the written consent of the Members holding a Majority in Interest.

     18. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the internal laws (and not the laws of conflicts) of the state of Delaware.

                                  *  *  *  *  *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          MEMBER:

                                          DIGITALNET, INC.

                                          By: /s/  Jack Pearlstein
                                             -----------------------------------
                                                 Name:   Jack Pearlstein
                                                 Its:    Chief Financial Officer